CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-98094, 33-98114, 333-02808, 333-37201, 333-00890, 333-85561, 333-103611, 333-127362, 333-152744,333-177816 and 333-193804) of AVX Corporation of our report dated May 21, 2014 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Atlanta, Georgia

May 21,  2014

LEGAL01/13179800v2